Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Form 11-K of our report dated July 2, 2007, relating to the financial statements as of and for the years ended December 31, 2006 and 2005 and financial statement supplemental schedules for the year ended December 31, 2006 of the Kyocera Retirement Savings and Stock Bonus Plan, which appear in such Form 11-K.

/s/    Mayer Hoffman McCann P.C.

San Diego, California

July 2, 2007

Independent Auditors’ Report

To the Participants and Administrator

Kyocera Retirement Savings and Stock Bonus Plan

San Diego, California

We have audited the accompanying statements of net assets available for benefits of the Kyocera Retirement Savings and Stock Bonus Plan (“the Plan”) as of December 31, 2006 and 2005, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Kyocera Retirement Savings and Stock Bonus Plan as of December 31, 2006 and 2005, and the changes in net assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedules on pages 11-12 of the Kyocera Retirement Savings and Stock Bonus Plan are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor’s Rules and Regulations of Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financials statements taken as a whole.

/s/    Mayer Hoffman McCann P.C.

San Diego, California

July 2, 2007